Exhibit 10.5

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of January 9, 2013 by and between FWH Legacy Park Frisco, LLC, a Delaware limited liability company (“Seller”) and CWI Legacy Park Hotel, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of December 7, 2012 (the “Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of January 4, 2013 (the “First Amendment” and together with the Agreement, collectively, the “PSA”); and

WHEREAS, Seller and Buyer desire to further amend the PSA in accordance with the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.         Section 2.2(a) of the PSA is hereby deleted in its entirety and replaced with the following:

“The consideration for the purchase of the Asset shall be $15,800,000.00 (“Purchase Price”), which shall be paid by the Buyer to the Seller at the Closing in immediately available funds by wire transfer to such account or accounts that the Seller shall designate to the Buyer; provided that such amount shall be reduced by the Earnest Money and adjusted for Closing adjustments and credits provided for in ARTICLE IX and elsewhere in the Agreement.”

2.         Section 9.1(o) of the PSA is hereby deleted in its entirety and replaced with the following:

“(o)      The Seller shall receive a credit against the Purchase Price at Closing in the amount of Three Hundred Thousand Dollars ($300,000) in consideration for certain mutually agreed upon closing costs which the Buyer has agreed to reimburse the Seller for.”

3.         Except as specifically amended hereby, the PSA remains in full force and effect and is hereby ratified by the parties hereto.  In the event that any of the terms or conditions of the PSA conflict with this Amendment, the terms and conditions of this Amendment shall control.  The parties hereto agree that this Amendment is intended to further amend the PSA.

4.         This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State in which the Property is located, without giving effect to any principles regarding conflict of laws.

5.         This Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.  For purposes of this Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Second Amendment to Purchase and Sale Agreement has been duly executed by the parties hereto under seal as of the day and year first above written.

BUYER:	CWI Legacy Park Hotel, LLC

	By:	/s/ Michael C. Coolidge
Michael C. Coolidge
Vice President

SELLER:	FWH Legacy Park Frisco, LLC

By:	Fairwood Hospitality Investors, L.L.C., its member

	By:	Fairwood Investors, LLC,
its Manager

		By:	/s/ Todd Solmson
Todd Solmson
Vice President

[COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT]

The undersigned Escrow Agent joins in the execution of this Second Amendment to Purchase and Sale Agreement:

ESCROW AGENT:

First American Title Insurance Company

By:/s/ Rita Bost

Name:	Rita Bost
Its:	Senior Commercial Escrow Agent